Exhibit 99.1

[LOGO APPEARS HERE]


FOR IMMEDIATE RELEASE

RADNET REPORTS RECORD THIRD QUARTER REVENUE AND ADJUSTED EBITDA(1)

         o FOR THE QUARTER, RADNET REPORTS REVENUE OF $131.7 MILLION AND ADJUSTED EBITDA((1))OF $28.2 MILLION; INCREASES OF 19.5% AND 25.8%, RESPECTIVELY OVER THE PRIOR YEAR'S QUARTERLY RESULTS

         o THIRD QUARTER NET EARNINGS WERE $138,000 (OR $0.0 PER SHARE) COMPARED TO A NET LOSS OF $2.1 MILLION (OR A NET LOSS OF $0.06 PER SHARE) FROM THE PRIOR YEAR'S QUARTERLY RESULTS

         o THIRD QUARTER REVENUE AND ADJUSTED EBITDA(1) ARE SEQUENTIAL QUARTERLY IMPROVEMENTS FROM FIRST AND SECOND QUARTER 2008 RESULTS

         o        RADNET REPORTS INCREASED AGGREGATE AND SAME-CENTER PROCEDURAL
                  VOLUMES

         o RADNET IS ON TRACK TO MEET OR EXCEED ITS PREVIOUSLY ANNOUNCED 2008 REVENUE GUIDANCE OF $470-500 MILLION AND IS ON PACE TO ACHIEVE ITS ADJUSTED EBITDA((1)) GUIDANCE OF $100-$115 MILLION

LOS ANGELES, CALIF., NOVEMBER 10, 2008 - RADNET, INC. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of 165 owned and operated outpatient imaging centers, today reported financial results for its third quarter ended September 30, 2008.

THREE MONTH REPORT

For its third quarter of fiscal 2008, RadNet reported Revenue and Adjusted EBITDA(1) of $131.7 million and $28.2 million, respectively. Revenue increased 19.5% (or $21.5 million) and Adjusted EBITDA(1) increased 25.8% (or $5.8 million), respectively over the prior year's quarter. Adjusted EBITDA(1) margins increased to 21.4% for the third fiscal quarter of 2008, from 20.3% in the third fiscal quarter of 2007. The results reflect improved volume in existing centers as well as the contributions of acquisitions and operating initiatives.

For the third quarter of 2008, as compared to the prior year's quarter, MRI volume increased 18.4%, CT volume increased 9.1% and PET/CT volume increased 16.8%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 15.1% over the prior year's quarter.

On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2008 and 2007, MRI volume increased 9.0%, CT volume increased 0.3% and PET/CT volume increased 3.9%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 5.0% over the prior year's quarter.

Net Income for the third quarter was $138,000, or $0.0 per share, compared to net loss of $2.1 million or $(0.06) per share, reported for the three month period ended September 30, 2007 (based upon a weighted average number of diluted shares outstanding of 37.0 million and 34.7 million for these periods in 2008 and 2007, respectively). Affecting net income in the third quarter of 2008 were certain non-cash expenses and non-recurring items including:

         o $1.3 million non-cash gain on the fair value of interest rate hedges related to the Company's credit facilities;

         o $0.7 million of Deferred Financing Expense related to the amortization of financing fees paid as part of our $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008;

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

         o $1.5 million loss on the disposal of equipment, primarily related to assets acquired in our November 2006 purchase of Radiologix; and

         o $0.8 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants.

"We are very gratified with the results of this quarter. Our results reflect the contributions of many of our recent initiatives, including our recent aggressive expansion into digital mammography and breast oncology as well as our recent acquisitions in Delaware and California." said Dr. Howard Berger, Chairman and Chief Executive Officer of RadNet.

"Despite the recent challenges in the economic environment, demand for our services continues to grow. Our record revenue of $131.7 million this quarter is indicative of the essential, non-elective nature of the vast majority of our diagnostic services. Early detection and diagnostics of disease has been shown to reduce the overall cost of the medical delivery system by identifying disease when it can be more effectively treated, by decreasing the incidence of incorrect diagnoses and by reducing expensive or unnecessary invasive procedures. We believe our strong performance has been further enhanced by the comprehensive multimodality offerings of our regionally concentrated networks, which are highly valued by our patients, referring physician communities and payors."

"We remain very optimistic about our future opportunities. We have achieved increasing revenues and EBITDA throughout the quarters of 2008, which has been driven in part by growing volumes both in aggregate and on a same-center basis. We are further encouraged by the opportunities for continued margin expansion in the future as we scale our business and continue to focus on refining operating expenses." added Dr. Berger.

"On the acquisition front, we are seeing increased opportunities to consolidate smaller operators in our markets. The difficult credit markets have only increased both the number and attractiveness of these opportunities. We will continue to fund these opportunities with our cash flow and availability from our $55 million revolver. We believe we are positioned to capitalize on these opportunities, as our credit facilities do not mature until 2012 and 2013." added Dr. Berger.


RadNet reaffirms its 2008 Fiscal Year Guidance as follows:

2008 FISCAL YEAR GUIDANCE

RadNet is reaffirming its 2008 guidance ranges as follows:

Revenue                   $470 - $500 million
Adjusted EBITDA((1))      $100 - $115 million
Capital Expenditures      $15-$20 million maintenance level
                          (plus growth Capital Expenditure of up to $25 million)
Cash Interest Expense     $46-$52 million

NINE MONTH REPORT

For the nine month period ended September 30, 2008, RadNet reported Revenue and Adjusted EBITDA(1) of $373.9 million and $75.9 million, respectively. Revenue increased 15.7% (or $50.8 million) and Adjusted EBITDA(1) increased 16.9% (or $11.0 million), respectively over the prior year's nine month period.

For the nine months of 2008, as compared to the prior year's nine month period, MRI volume increased 11.8%, CT volume increased 6.5% and PET/CT volume increased 15.9%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 11.3% over the prior year's nine month period.

Net Loss for the nine months of 2008 was $7.5 million, or $(0.21) per share, compared to $6.4 million or $(0.19) per share, reported for the nine month period ended September 30, 2007 (based upon a weighted average number of diluted shares outstanding of 35.7 million and 34.6 million for these periods in 2008 and 2007, respectively). Affecting net loss in the nine months of 2008 were certain non-cash expenses and non-recurring items including:

         o $1.0 million non-cash gain on the fair value of interest rate hedges related to the Company's credit facilities;

         o $1.4 million of expense related to the settlement of business disputes;

         o $1.5 million of Deferred Financing Expense related to the amortization of financing fees paid as part of our $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008;

         o $1.5 million loss on the disposal of equipment, primarily related to assets acquired in our November 2006 purchase of Radiologix; and

         o $1.9 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants.


REGULATION G: GAAP AND NON-GAAP FINANCIAL INFORMATION

This release contains certain financial information not reported in accordance with GAAP. RadNet uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist RadNet in measuring its performance. RadNet believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

ABOUT RADNET, INC.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 165 fully-owned and operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees. For more information, visit http://www.radnet.com.

FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SPECIFICALLY, STATEMENTS CONCERNING RADNETS' ABILITY TO CONTINUE TO GROW ITS BUSINESS BY GENERATING PATIENT REFERRALS AND CONTRACTS WITH RADIOLOGY PRACTICES, FUTURE ACQUISITIONS, COST SAVINGS, SUCCESSFUL INTEGRATION OF ACQUIRED OPERATIONS, AND RECEIVING THIRD-PARTY REIMBURSEMENT FOR DIAGNOSTIC IMAGING SERVICES, AS WELL AS RADNET'S FINANCIAL GUIDANCE, ITS STATEMENTS REGARDING INCREASED BUSINESS FROM NEW OPERATIONS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR. FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT, PRELIMINARY EXPECTATIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH MAY CAUSE RADNET'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE STATEMENTS CONTAINED HEREIN. FURTHER INFORMATION ON POTENTIAL RISK FACTORS THAT COULD AFFECT RADNET'S

BUSINESS AND ITS FINANCIAL RESULTS ARE DETAILED IN ITS MOST RECENT ANNUAL REPORT ON FORM 10-K AND FORMS 10Q, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. UNDUE RELIANCE SHOULD NOT BE PLACED ON FORWARD-LOOKING STATEMENTS, ESPECIALLY GUIDANCE ON FUTURE FINANCIAL PERFORMANCE, WHICH SPEAKS ONLY AS OF THE DATE THEY ARE MADE. RADNET UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, EVENTS OR CIRCUMSTANCES AFTER THE DATE THEY WERE MADE, OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.


CONTACTS:

RADNET, INC.
MARK STOLPER, 310-445-2800
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


INTEGRATED CORPORATE RELATIONS, INC.
JOHN MILLS, 310-954-1105
JMILLS@ICRINC.COM






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


                               RADNET, INC. AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEETS
                             (IN THOUSANDS EXCEPT SHARE DATA)




                                                                SEPTEMBER 30,   DECEMBER 31,
                                                                    2008           2007
                                                                 ---------      ---------
                                                                 (UNAUDITED)

                                             ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                   $      --      $      18
     Accounts receivable, net                                      107,611         87,285
     Refundable income taxes                                           103            105
     Prepaid expenses and other current assets                      10,881         10,273
                                                                 ---------      ---------
        Total current assets                                       118,595         97,681
PROPERTY AND EQUIPMENT, NET                                        201,514        164,097
OTHER ASSETS
     Goodwill                                                      105,604         84,395
     Other intangible assets                                        56,878         58,908
     Deferred financing costs, net                                  11,576          9,161
     Investment in joint ventures                                   18,595         15,036
     Deposits and other                                              4,865          4,342
                                                                 ---------      ---------
        Total other assets                                         197,518        171,842
                                                                 ---------      ---------
        Total assets                                             $ 517,627      $ 433,620
                                                                 =========      =========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable and accrued expenses                       $  87,316      $  59,965
     Due to affiliates                                               2,323          1,350
     Notes payable                                                   5,427          3,536
     Current portion of deferred rent                                   --            195
     Obligations under capital leases                               14,393          9,455
                                                                 ---------      ---------
        Total current liabilities                                  109,459         74,501
                                                                 ---------      ---------
LONG -TERM LIABILITIES
     Line of credit                                                 13,894          4,222
     Deferred rent, net of current portion                           7,943          4,394
     Deferred taxes                                                    277            277
     Notes payable, net of current portion                         420,935        382,064
     Obligations under capital lease, net of current portion        25,443         22,527
     Other non-current liabilities                                  13,832         15,259
                                                                 ---------      ---------
        Total long-term liabilities                                482,324        428,743
                                                                 ---------      ---------
COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS                                                      77            206
STOCKHOLDERS' DEFICIT

     Common stock - $.0001 par value, 200,000,000 shares
     authorized;
       35,786,474 and 35,239,558 shares issued and                       4              4
       outstanding at September 30, 2008 and
       December 31, 2007, respectively
     Paid-in-capital                                               151,901        149,631
     Accumulated other comprehensive loss                           (3,766)        (4,579)
     Accumulated deficit                                          (222,372)      (214,886)
                                                                 ---------      ---------
      Total stockholders' deficit                                  (74,233)       (69,830)
                                                                 ---------      ---------
     Total liabilities and stockholders' deficit                 $ 517,627      $ 433,620
                                                                 ---------      ---------


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

                                              RADNET, INC. AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                            (IN THOUSANDS EXCEPT SHARE DATA)
                                                       (UNAUDITED)


                                                           THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                              SEPTEMBER 30,                       SEPTEMBER 30,
                                                     ------------------------------      ------------------------------
                                                         2008              2007             2008               2007
                                                     ------------      ------------      ------------      ------------

NET REVENUE                                          $    131,717      $    110,209      $    373,861      $    323,051

OPERATING EXPENSES
   Operating expenses                                      99,552            83,546           286,404           245,134
   Depreciation and amortization                           13,083            11,395            39,623            32,352
   Provision for bad debts                                  7,065             6,395            20,640            20,810
   Loss on disposal of equipment                            1,525               180             1,495               716
   Severance costs                                            137                30               172               815
                                                     ------------      ------------      ------------      ------------
      Total operating expenses                            121,362           101,546           348,334           299,827

INCOME FROM OPERATIONS                                     10,355             8,663            25,527            23,224

OTHER EXPENSES (INCOME)
   Interest expense                                        12,126            11,596            38,230            32,212
   Other income                                               (79)              (21)             (132)              (72)
                                                     ------------      ------------      ------------      ------------
       Total other expense                                 12,047            11,575            38,098            32,140

INCOME (LOSS) BEFORE INCOME TAXES, MINORITY
   INTERESTS AND EARNINGS FROM
   JOINT VENTURES                                          (1,692)           (2,912)          (12,571)           (8,916)

   Provision for income taxes                                 (14)              (86)             (151)             (115)
   Minority interest in income of subsidiaries                (27)             (198)              (76)             (483)
   Equity in earnings of joint ventures                     1,871             1,103             5,312             3,080
                                                     ------------      ------------      ------------      ------------
NET INCOME (LOSS)                                    $        138      $     (2,093)     $     (7,486)     $     (6,434)
                                                     ============      ============      ============      ============
BASIC NET INCOME (LOSS) PER SHARE                    $       0.00      $      (0.06)     $      (0.21)     $      (0.19)
                                                     ============      ============      ============      ============
DILUTED NET INCOME (LOSS) PER SHARE                  $       0.00      $      (0.06)     $      (0.21)     $      (0.19)
                                                     ============      ============      ============      ============

WEIGHTED AVERAGE SHARES OUTSTANDING

Basic                                                  35,759,779        34,748,844        35,669,400        34,566,725
                                                     ============      ============      ============      ============
Diluted                                                37,014,784        34,748,844        35,669,400        34,566,725
                                                     ============      ============      ============      ============



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


                                              RADNET, INC.
                   RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO ADJUSTED EBITDA(1)
                                             (IN THOUSANDS)

                                                                                  Three Months Ended
                                                                                    September 30,
                                                                                 ----------------------
                                                                                   2008          2007
                                                                                 --------      --------
Income from Operations                                                           $ 10,355      $  8,663
Plus Depreciation and Amortization                                                 13,083        11,395
Plus Equity in Earnings of Joint Ventures                                           1,871         1,103
Plus Non Cash Employee Stock Compensation(a)                                          831           281
Plus Loss on Disposal of Equipment                                                  1,525           180
Plus Non Cash Malpractice IBNR Adjustment                                              --            43
Plus One-Time Adjustment to Acquired Accounts Receivable of Breastlink                383            --
Less Minority Interest in (Income) Loss of Subsidiaries                               (27)         (198)
                                                                                 --------      --------
                Subtotal                                                           28,021        21,467
Plus Severance: Elimination of Corporate Personnel                                    137            30
Plus Retention Payments to Radiologix Employees                                        --           785
Payment for Employee Termination                                                       --            95
                                                                                 --------      --------
                ADJUSTED EBITDA(1)                                               $ 28,158      $ 22,377
                                                                                 --------      --------


(a) Includes FAS123 compensation.


                                                                                   Nine Months Ended
                                                                                     September 30,
                                                                                 ----------------------
                                                                                   2008          2007
                                                                                 --------      --------
Income from Operations                                                           $ 25,527      $ 23,224
Plus Depreciation and Amortization                                                 39,623        32,352
Plus Equity in Earnings of Joint Ventures                                           5,312         3,080
Plus Non Cash Employee Stock Compensation(a)                                        1,887         3,483
Plus Loss on Disposal of Equipment                                                  1,495           716
Plus Non Cash Malpractice IBNR Adjustment                                              --           129
Plus One-Time Adjustment to Acquired Accounts Receivable of Breastlink                383            --
Less Minority Interest in (Income) Loss of Subsidiaries                               (76)         (483)
                                                                                 --------      --------
                Subtotal                                                           74,151        62,501
Plus Severance: Elimination of Corporate Personnel                                    172           815
Plus One-Time Payment Physician Payment                                                --           250
Plus Nasdaq One-Time Listing Fee                                                       --           120
Plus One Time Consulting Fees Related to Review of 2006 Accounts Receivables          200            --
Plus SAB 108 Accounting Adjustment                                                     --           362
Plus Retention Payments to Radiologix Employees                                        --           785
Payment for Employee Termination                                                       --            95
Plus One Time Expense Related to Business Dispute Settlements                       1,393            --
                                                                                 --------      --------
                ADJUSTED EBITDA(1)                                               $ 75,916      $ 64,928
                                                                                 ========      ========


(a) Includes FAS123 compensation and one-time non-cash bonus accrual.




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